Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                                        38-0549190
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

         One American Road
         Dearborn, Michigan                                 48126
 (Address of principal executive offices)                (Zip Code)


                          1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                              J. M. Rintamaki, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

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                                                    CALCULATION OF REGISTRATION FEE

-------------------------- -------------------- ------------------------- ---------------------------- ----------------------
                                                   Proposed maximum           Proposed maximum
Title of securities           Amount to be         offering price per        aggregate offering               Amount of
to be registered              registered*              share**                     price**                 registration fee
-------------------------- -------------------- ------------------------- ---------------------------- ----------------------
Common Stock,                 19,660,428 (a)       $49.5571 (b)              __________                   _________
$1.00 par value                  shares
-------------------------- -------------------- ------------------------- ---------------------------- ----------------------
Common Stock,                 650,000 (c)          $52.4063 (d)              __________                   _________
$1.00 par value                  shares
-------------------------- -------------------- ------------------------- ---------------------------- ----------------------
                                                                             $1,008,377,891.43             $266,211.77 (f)
                                                                                   (e)
========================== ==================== ========================= ============================ ======================

(a) The number of shares being registered includes 19,660,428 shares of Common Stock of the Company subject to options granted under the 1998 Long-Term Incentive Plan (the "Plan").

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                                      -2-

(b) Based on the volume-weighted average option price of (a) 4,742,580 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on May 17, 2000, with an option price of $41.072,
     (b) 9,846,738 shares of Common Stock subject to options granted under the Plan and outstanding on May 17, 2000, with an option price of $57.938 and
     (c) 5,071,110 shares of Common Stock subject to options granted under the Plan and outstanding on May 17, 2000, with an option price of $41.219 in accordance with Rule 457(h) under the Securities Act of 1933.
(c) The number of shares being registered includes 650,000 shares of Common Stock of the Company issued or to be issued as awards to participants under the Plan.
(d) Based on the market price of Common Stock of the Company on May 17, 2000, in accordance with Rule 457(c) under the Securities Act of 1933.
(e) This amount is the sum of (a) the aggregate option price of 19,660,428 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on May 17, 2000, with a volume-weighted average option price of $49.5571, in accordance with Rule 457(h) under the Securities Act of 1933, and (b) the assumed aggregate offering price of the remaining 650,000 shares of Common Stock being registered, based on the market price of Common Stock of the Company on May 17, 2000, in accordance with Rule 457(c) under the Securities Act of 1933.
(f) This amount is based on the proposed maximum aggregate offering price of $1,008,377,891.43. See note (e).

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                                      -3-

                          1998 Long-Term Incentive Plan
                             _______________________


           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statement Nos. 333-70447 and 333-52399 are incorporated herein by reference.


Item 8. Exhibits.


Exhibit 4.A    -    Ford Motor Company 1998 Long-Term Incentive Plan. Filed as
                    Exhibit 10-W to Ford's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

Exhibit 4.B    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    January 1, 1999. Filed as Exhibit 10-U-1 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.C    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    March 10, 2000. Filed as Exhibit 10-U-2 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 5      -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 15     -    Letter from Independent Certified Public Accountants
                    regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.A   -    Powers of Attorney authorizing signature. Filed as Exhibit
                    24.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 24.B   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No. 333-37396 and incorporated herein by reference.

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                                      -4-

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 22nd day of May, 2000.

                                        FORD MOTOR COMPANY

                                        By:  William Clay Ford, Jr.*
                                             --------------------------------
                                             (William Clay Ford, Jr.)
                                            Chairman of the Board of Directors


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                             Title                                    Date
---------                                             -----                                    ----
                                             Director and President and
                                             Chief Executive Officer
Jacques A. Nasser*                           (principal executive officer)
-----------------------------
(Jacques A. Nasser)


                                             Director, Chairman of the Board and
                                             Chairman of the Environmental and
                                             Public Policy Committee, the Finance
                                             Committee and the Organization
William Clay Ford, Jr.*                      Review and Nominating Committee
-----------------------------
(William Clay Ford, Jr.)                                                                       May 22, 2000



                                             Director and Chairman of the
                                             Compensation and Option
Michael D. Dingman*                          Committee
-----------------------------
(Michael D. Dingman)



Edsel B. Ford II*                            Director
-----------------------------
(Edsel B. Ford II)



William Clay Ford                            Director
-----------------------------
(William Clay Ford)

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                                      -5-

Signature                                             Title                                    Date
---------                                             -----                                    ----

                                             Director and Chairman of
Irvine O. Hockaday, Jr.*                     the Audit Committee
-----------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*                          Director
-----------------------------
(Marie-Josee Kravis)



Ellen R. Marram*                             Director
-----------------------------
(Ellen R. Marram)



Homer A. Neal*                               Director
-----------------------------
(Homer A. Neal)



Jorma J. Ollila*                             Director                                          May 22, 2000
-----------------------------
(Jorma H. Ollila)



Carl E. Reichardt*                           Director
-----------------------------
(Carl E. Reichardt)



Robert E. Rubin                              Director
-----------------------------
(Robert E. Rubin)



John L. Thornton                             Director
-----------------------------
(John L. Thornton)


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                                      -6-

                                             Group Vice President and
                                             Chief Financial Officer
Henry D.G. Wallace*                          (principal financial officer)
-----------------------------
(Henry D.G. Wallace)



                                             Vice President and Controller
William A. Swift*                            (principal accounting officer)
-----------------------------
(William A. Swift)



*By:/s/K. S. Lamping
-----------------------------
    (K. S. Lamping,
     Attorney-in-Fact)
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                                      -7-

                                  EXHIBIT INDEX

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
                                                                                             Sequential Page
                                                                                             at Which Found
                                                                                             (or Incorporated
                                                                                              by Reference)
                                                                                              -------------
Exhibit 4.A    -    Ford Motor Company 1998 Long-Term Incentive Plan. Filed as
                    Exhibit 10-W to Ford's Annual Report on Form 10-K for the
                    year ended December 31, 1997 and incorporated herein by
                    reference.

Exhibit 4.B    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    January 1, 1999. Filed as Exhibit 10-U-1 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.C    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    March 10, 2000. Filed as Exhibit 10-U-2 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 5      -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 15     -    Letter from Independent Certified Public Accountants
                    regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.A   -    Powers of Attorney authorizing signature. Filed as Exhibit
                    24.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 24.B   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No. 333-37396 and incorporated herein by reference.

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